As filed with the Securities and Exchange Commission on March 27, 2024

Registration No. 333-266037
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________
Post-Effective Amendment
to
FORM S-3 REGISTRATION STATEMENT NO. 333-266037

UNDER
THE SECURITIES ACT OF 1933
____________________
Oil States International, Inc.
(Exact Name of Registrant as Specified in Its Charter)
____________________
Delaware
(State or Other Jurisdiction of Incorporation)
76-0476605
(I.R.S. Employer Identification Number)
Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
(713) 652-0582
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)
____________________
Brian E. Taylor
Senior Vice President, Controller and Chief Accounting Officer
Three Allen Center, 333 Clay Street, Suite 4620
Houston, Texas 77002
(713) 652-0582
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)
____________________
Copies to:
Michael S. Telle
Vinson & Elkins L.L.P.
845 Texas Avenue, Suite 4700
Houston, Texas 77002
(713) 758-2350
____________________
Approximate date of commencement of proposed sale to the public: Not applicable.
____________________
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer     Accelerated filer ☒
Non-accelerated filer     Smaller reporting company
    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES
This Post-Effective Amendment (this “Post-Effective Amendment”) filed by Oil States International, Inc., a Delaware corporation (the “Registrant”), deregisters any and all securities registered but unsold or otherwise unissued as of the date hereof under the following Registration Statement on Form S-3 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”):
•Registration Statement on Form S-3 (No. 333-266037), filed with the Commission on July 6, 2022, registering 1,909,722 shares of common stock, par value $0.01 per share, of the Registrant.
The Registration Statement was filed by the Registrant pursuant to its obligations under that certain Registration Rights Agreement, dated as of June 28, 2022, between the Registrant and HCperf Holdings B.V. (the “Registration Rights Agreement”). The Registrant has no further obligations under the Registration Rights Agreement and the Registrant hereby removes and withdraws from registration all securities registered pursuant to the Registration Statement that remain unsold or otherwise unissued as of the date hereof. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.
SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this March 27, 2024.
OIL STATES INTERNATIONAL, INC.

By:
Name:    Lloyd A. Hajdik
Title:    Executive Vice President, Chief Financial Officer and Treasurer
Pursuant to Rule 478 of the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.
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